Sub-Item 77Q1: Exhibits

(a) & (d) Articles Supplementary of Bridgeway Funds, Inc. (the "Company") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(i) to Post-Effective Amendment ("PEA") No. 27 to the Trust's Registration Statement on Form N-1A (the "Registration Statement") filed on March 10, 2010.

(e) Form of Amendment to Management Agreement between the
Company and Bridgeway Capital Management, Inc. was previously filed with the SEC as exhibit 28(d)(iv) to PEA No. 27 to the Registration Statement on March 10, 2010.